TIMET DECLARES REGULAR QUARTERLY DIVIDEND ON COMMON STOCK FOR THE THIRD QUARTER 2011 OF $.075 PER SHARE

DALLAS, TEXAS . . . August 1, 2011 . . . Titanium Metals Corporation (“TIMET”) (NYSE:  TIE) announced today that its board of directors has declared a quarterly dividend of $.075 per share on its Common Stock, payable on September 20, 2011 to stockholders of record as of the close of business on September 9, 2011.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

• • • • •